Calculation of Filing Fee Tables
F-1
Guardian Metal Resources PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, nominal value GBP0.01 per share, including in the form of American depositary shares	457(a)	72,111,177	$ 3.07	$ 221,381,313.39	0.0001381	$ 30,572.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 221,381,313.39		$ 30,572.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 30,572.76
Offering Note
[1]	The ordinary shares, nominal value GBP0.01 per share (the "ordinary shares"), including in the form of American depositary shares ("ADSs") of the Registrant (the "Resale Shares") being registered hereunder are being registered for sale by the Selling Shareholders named in the prospectus to which this registration statement on Form F-1 relates. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is also registering an indeterminate number of additional ordinary shares, including in the form of ADSs, that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions. The amount registered represents (i) 47,411,352 ordinary shares held by UCAM Limited and (ii) 24,699,825 ordinary shares held by Juggernaut Fund, L.P. The proposed maximum offering price per share is estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low trading prices (GBP2.39 and GBP2.15, respectively) of the Registrant's ordinary shares as reported on the AIM on May 5, 2026, and converted at the cross rate of GBP1.00 = $1.3539, as reported by Bloomberg at 5:00 p.m., New York City time, on May 5, 2026. The Registrant will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders named in the prospectus contained in this registration statement on Form F-1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date